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                                                             Exhibits 5 and 23.1





                                                                 August 23, 1995

Westinghouse Electric Corporation
11 Stanwix Street
Pittsburgh, PA  15222

                   Re:   Westinghouse Electric Corporation
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                         Common Stock, $1.00 par value
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                         350,000 shares
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 Deferred Compensation and Stock Plan for Directors, as amended (the "Plan")
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Ladies and Gentlemen:

         This opinion is being submitted in connection with a Registration Statement on Form S-8 (the "Registration Statement") being filed with the Securities and Exchange Commission, under the Securities Act of 1933, as amended, in respect of 350,000 shares of the Common Stock, par value $1.00 per share (the "Common Stock") of Westinghouse Electric Corporation (the "Corporation").

         I have examined and am familiar with the Restated Articles and the By-laws, both as amended, of the Corporation, a Pennsylvania corporation. I am of the opinion that the Corporation is a duly organized and validly existing corporation under the laws of the Commonwealth of Pennsylvania.

         I am further of the opinion that the corporate proceedings to authorize the issuance of 350,000 shares of Common Stock for use under the Plan have been duly taken in accordance with the applicable law, and that said 350,000 shares of Common Stock have been duly authorized for issuance.

         In addition, I am of the opinion that the 350,000 shares reserved, when issued as provided in the Plan and the corporate proceedings related thereto, will be legally issued, fully paid and nonassessable.

         I know that I am referred to in the Registration Statement relating to the Common Stock and I hereby consent to such use of my name in such Registration Statement and to the use of this opinion for filing as an exhibit to such Registration Statement as Exhibit 5 thereto.

                                      Very truly yours,

                                      /s/ Angeline C. Straka

                                      Angeline C. Straka
                                      Vice President, Secretary and
                                      Associate General Counsel